Exhibit 99.1
Press Release

Investor and Media Contact: Whitney Finch
Director of Investor Relations
FOR IMMEDIATE RELEASE	813.421.7694
December 15, 2009	wfinch@walterinvestment.com

WALTER INVESTMENT MANAGEMENT CORP. ANNOUNCES
FOURTH QUARTER DIVIDEND OF $0.50 PER SHARE
(Tampa, Fla.) – The Board of Directors of Walter Investment Management Corp. (NYSE Amex: WAC) (“Walter Investment” or the “Company”) today declared the fourth quarter 2009 cash dividend of $0.50 per share. The dividend will be paid on January 20, 2010 to shareholders of record on December 31, 2009.
Mark J. O’Brien, Walter Investment’s Chairman and CEO, said, “The $0.50 per share dividend declared today by our Board of Directors is the Company’s third consecutive $0.50 per share dividend since our April spin-off. We believe this dividend demonstrates the continued strong performance and cash flow generation from our core business. This dividend follows the $0.50 per share dividend paid on November 30, 2009 and brings the total dividend for 2009 to $1.50 per share.”
The Company distributes dividends based on its operating results, estimates of taxable earnings, cash flows and liquidity, as well as other factors. Taxable and GAAP earnings differ because of non-taxable unrealized and realized losses, differences between book and tax basis and non-deductible general and administrative expenses.
About Walter Investment Management Corp.
Walter Investment Management Corp. is an asset manager, mortgage servicer and mortgage portfolio owner specializing in subprime, non-conforming and other credit-challenged mortgage assets. Based in Tampa, Fla., the Company currently has $1.8 billion of assets under management and annualized revenues of approximately $190 million. The Company is structured as a real estate investment trust (“REIT”) and employs approximately 215 people. For more information about Walter Investment Management Corp., please visit the Company’s website at www.walterinvestment.com.
Safe Harbor Statement
Certain statements in this release and in our public documents to which we refer, contain or incorporate by reference “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Walter Investment Management Corp. is including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “project,” “estimate,” “forecast,” “objective,” “plan,” “goal” and similar expressions are intended to identify forward looking statements. Forward-looking statements are based on the Company’s current belief, intentions and expectations; however, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements, to differ materially from those reflected in the statements made or incorporated in this release. Thus, these forward-looking statements are not guarantees of future
3000 Bayport Drive, Suite 1100, Tampa, Florida 33607
813.421.7600 www.walterinvestment.com

performance and should not be relied upon as predictions of future events. These risks and uncertainties are contained in Walter Investment Management Corp.’s Registration Statement on Form S-11 dated September 22, 2009, as amended October 8, 2009 and October 16, 2009 and Walter Investment Management Corp.’s other filings with the Securities and Exchange Commission.
In particular (but not by way of limitation), the following important factors and assumptions could affect the Company’s future results and could cause actual results to differ materially from those expressed in the forward-looking statements: local, regional, national and global economic trends and developments in general, and local, regional and national real estate and residential mortgage market trends and developments in particular; the availability of suitable qualifying investments for the proceeds of the Company’s recent secondary offering and risks associated with any such investments that we may pursue; the availability of additional investment capital and suitable qualifying investments and risks associated with any future expansion of our business activities; limitations imposed on the Company’s business due to its REIT status and the Company’s continued qualification as a REIT for Federal Income Tax Purposes; financing sources and availability, and future interest expense; fluctuations in interest rates and levels of mortgage prepayments; increases in costs and other general competitive factors; natural disasters and adverse weather conditions, especially to the extent they result in material payouts under insurance policies placed with our captive insurance subsidiary; changes in federal, state and local policies, laws and regulations affecting our business, including, without limitation, mortgage financing or servicing, and/or the rights and obligations of property owners, mortgagees and tenants; the effectiveness of risk management strategies; unexpected losses resulting from pending, threatened or unforeseen litigation or other third party claims against the Company; the ability or willingness of Walter Energy, Inc., the Company’s former parent and other counterparties to satisfy its/their material obligations under its/their agreements with the Company; the Company’s continued listing on the NYSE Amex; uninsured losses or losses in excess of insurance limits and the availability of adequate insurance coverage at reasonable costs; the integration of the former Hanover Capital Mortgage Holdings, Inc. business into that of Walter Investment Management, LLC and its affiliates (the “Merger”), and the realization of anticipated synergies, cost savings and growth opportunities from the Merger; future performance generally; and other presently unidentified factors.
All forward looking statements set forth herein are qualified by these cautionary statements and are made only as of December 15, 2009. The Company undertakes no obligation to update or revise the information contained herein, including without limitation any forward-looking statements whether as a result of new information, subsequent events or circumstances, or otherwise, unless otherwise required by law.